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                                                                      EXHIBIT 20

[LOGO OF COLUMBIA/HCA APPEARS HERE]                            NEWS

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                                                        FOR IMMEDIATE RELEASE

INVESTOR CONTACT:                    MEDIA CONTACT:
MARK KIMBROUGH   (615)344-2688       JEFF PRESCOTT   (615)344-5708

    COLUMBIA/HCA FILES FORM 10 REGISTRATION WITH SEC ON PROPOSED SPIN-OFFS SPIN-OFFS TO BE NAMED LIFEPOINT HOSPITALS, INC. AND TRIAD HOSPITALS, INC.

NASHVILLE, TENNESSEE, DECEMBER 14, 1998 --- Columbia/HCA Healthcare Corporation (NYSE: COL) today announced that it has filed with the Securities and Exchange Commission the Form 10 Registration Statements related to the proposed tax free spin-off to Columbia/HCA shareholders of LifePoint Hospitals, Inc. and Triad Hospitals, Inc., formerly known as the America and Pacific Groups, respectively.

     In August, the Company filed a ruling request with the Internal Revenue Service requesting approval for tax free spin-offs of the two hospital groups. LifePoint is currently comprised of 22 non-urban hospitals, and 1 non-consolidating joint venture with revenues for the nine months ended September 30, 1998 of approximately $366 million. LifePoint hospitals are located in non-urban areas in the states of Alabama, Florida, Georgia, Kansas, Kentucky, Louisiana, Tennessee, Utah and Wyoming.

     Triad is currently comprised of 42 hospitals, 1 non-consolidating joint venture and 19 surgery centers with revenues for the nine months ended September 30, 1998 of approximately $1.4 billion. Triad hospitals are primarily located in the Southwestern United States, with approximately three-quarters of Triad's hospitals located in small cities. The remainder of Triad's hospitals are located in larger urban areas. Triad hospitals are located in the states of Alabama, Arizona, Arkansas, California, Kansas, Louisiana, Missouri, New Mexico, Oklahoma, Oregon and Texas.

     Subject to final approval from the Internal Revenue Service and various regulatory approvals, the Company anticipates that the spin-offs could be completed by the end of the first quarter or early during the second quarter of 1999.

                                    * * *

This press release contains forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ materially from those anticipated in the forward-looking statements.
Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially.

Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Readers should also carefully review the risk factors and uncertainties as detailed from time to time in the Company's filings with the Securities and Exchange Commission.

All references to `Columbia/HCA' or `Company' refer to Columbia/HCA Healthcare Corporation and/or its affiliates, as applicable.
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                              LIFEPOINT HOSPITALS

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FACILITY NAME                                             CITY                   STATE       LICENSED BEDS
Andalusia Regional Hospital                               Andalusia              AL                    101
Bartow Memorial Hospital (1)                              Bartow                 FL                     56
Barrow Medical Center                                     Winder                 GA                     60
Western Plains Regional Hospital (2)                      Dodge City             KS                    110
Halstead Hospital                                         Halstead               KS                    177
Georgetown Community Hospital                             Georgetown             KY                     75
Pine Lake Regional Hospital                               Mayfield               KY                    106
Meadowview Regional Medical Center                        Maysville              KY                    111
Bourbon Community Hospital                                Paris                  KY                     58
Logan Memorial Hospital                                   Russellville           KY                    100
Lake Cumberland Regional Hospital                         Somerset               KY                    227
Riverview Medical Center                                  Gonzales               LA                    104
Springhill Medical Center                                 Springhill             LA                     63
Smith County Memorial Hospital                            Carthage               TN                     63
Trinity Hospital                                          Erin                   TN                     40
Crockett General Hospital                                 Lawrenceburg           TN                    107
Livingston Regional Hospital                              Livingston             TN                    116
Hillside Hospital                                         Pulaski                TN                     95
Emerald-Hodgson Hospital                                  Sewanee                TN                     24
Southern Tennessee Medical Center                         Winchester             TN                    126
Castleview Hospital                                       Price                  UT                     84
Ashley Valley Medical Center                              Vernal                 UT                     39
Riverton Memorial Hospital                                Riverton               WY                     70
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
(1) LifePoint manages this hospital and holds a minority equity interest in a non-consolidated joint venture that is building a replacement hospital for the Bartow Memorial Hospital.
(2) LifePoint holds a majority equity interest in a consolidated joint venture which owns Western Plains Regional Hospital.

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                                TRIAD HOSPITALS

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FACILITY                                             CITY                      STATE         LICENSED BEDS
Crestwood Medical Center                             Huntsville                AL                      120
DeQueen Regional Medical Center                      DeQueen                   AR                      122
Medical Center of South Arkansas (1)                 El Dorado                 AR                      360
Medical Park Hospital                                Hope                      AR                       91
Medical Center - Phoenix                             Phoenix                   AZ                      290
Paradise Valley Hospital                             Phoenix                   AZ                      143
El Dorado Hospital                                   Tucson                    AZ                      166
Northwest Medical Center                             Tucson                    AZ                      174
Paradise Valley Psychiatric Services                 Scottsdale                AZ                       19
San Leandro Hospital                                 San Leandro               CA                      136
West Anaheim Community Hospital                      Anaheim                   CA                      219
Healdsburg General Hospital                          Healdsburg                CA**                     43
Huntington Beach Hospital                            Huntington Beach          CA                      134
Mission Bay Hospital                                 San Diego                 CA                      128
Palm Drive Hospital                                  Sebastopol                CA*                      49
Bethany Medical Center                               Kansas City               KS*                     415
Overland Park Regional Medical Center                Overland Park             KS*                     360
Women & Children's Hospital                          Lake Charles              LA                       80
Independence Regional Health Center                  Independence              MO*                     366
Research Psychiatric Center (2)                      Kansas City               MO*                     100
Medical Center of Carlsbad                           Carlsbad                  NM                      135
Lea Regional Hospital                                Hobbs                     NM                      250
Claremore Regional Hospital                          Claremore                 OK                       89
Wagoner Community Hospital (3)                       Wagoner                   OK                      100
Doctors Hospital - Tulsa                             Tulsa                     OK*                     199
Tulsa Regional Medical Center                        Tulsa                     OK*                     462
Willamette Valley Medical Center                     McMinnville               OR                       80
Douglas Medical Center                               Roseburg                  OR                      118
Alice Physicians and Surgeons Hospital               Alice                     TX                      131
Brownwood Regional Medical  Center (3)               Brownwood                 TX                      218
College Station Medical Center                       College Station           TX                      119
Navarro Regional Hospital                            Corsicana                 TX                      168
Doctors Hospital of Laredo                           Laredo                    TX                      117
Longview Regional Medical Center                     Longview                  TX                      164
Woodland Heights Medical Center                      Lufkin                    TX                      127
Medical Center of Pampa                              Pampa                     TX                      107
San Angelo Community Medical Center                  San Angelo                TX                      165
Community Medical Center - Sherman                   Sherman                   TX                      160
Medical Center at Terrell (3)                        Terrell                   TX                      130
Detar Hospital                                       Victoria                  TX                      217
Gulf Coast Medical Center                            Wharton                   TX                      161
Beaumont Regional Medical Center                     Beaumont                  TX*                     366
Silsbee Doctors Hospital                             Silsbee                   TX*                      69
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
*    Indicates facility held for sale.
**   Indicates facility sold in November 1998.
(1) Triad holds a fifty percent equity interest in a non-consolidated joint venture which owns the Medical Center of S. Ark.
(2) Triad holds a sixty percent equity interest in a consolidated joint venture which owns the Research Psychiatric Center.
(3)  Triad currently leases each of these hospitals.

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